IPO

                                    TRANSACTIONS EFFECTED PURSUANT TO RULE 10F3.

Series                 R.J.          FORM       YRS. IN                                        DATE OF       DATE OFFERING
#    FUND:             INVOLVED?     REC'D?     BUSIENSS:     SECURITY:                        PURCHASE:     COMMENCED:
1    HCAT      IPO     Yes           Yes        3+ Yrs.       Metro PCS Communicatons Inc.     19-Apr-07     19-Jan-07


IPO (continued)

Series                 PURCHASE                     SECURITIES         SHARE AMOUNT     AMOUNT         TOTAL
#    FUND:             PRICE:       COMMISSION:     ACQUIRED FROM:     PURCHASED        PURCHASED:     OFFERING
1    HCAT      IPO        23        1.081           Bear Stearns       38,562           886,926        1150000000
